UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement
☒ Definitive Additional Materials

United States Cellular Corporation
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11.

Important Notice Regarding the Availability of Information Statement

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

UNITED STATES CELLULAR CORPORATION

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. **This notice provides instructions on how to access UNITED STATES CELLULAR CORPORATION materials for informational purposes only.**

You may view the materials online at *www.materialnotice.com* and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

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Materials Available to VIEW or RECEIVE: →

How to View Online:
Visit: *www.materialnotice.com*. Have the information that is printed in the box marked by the arrow above.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.materialnotice.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@materialnotice.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

**WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY**

On January 23, 2025, United States Cellular Corporation ("***USCC***") filed an information statement on Schedule 14C (the "***Information Statement***") to inform you of the action taken by written consent of the holder of a majority of the voting power of the outstanding shares of capital stock of USCC to approve the License Purchase Agreement, dated as of October 17, 2024 (the "***Agreement***"), by and among certain subsidiaries of USCC, Verizon Communications Inc. ("***Verizon***"), and USCC (solely for the purposes of certain provisions in the Agreement). Pursuant to the Agreement, USCC has agreed to sell select spectrum licenses to Verizon for $1.0 billion. The Agreement and the transactions contemplated thereby (the "***Verizon Transaction***") are described in more detail in the Information Statement.

The action by written consent described in the Information Statement constitutes the only shareholder approval required to approve the Agreement and the Verizon Transaction under the Delaware General Corporation Law, USCC's Amended and Restated Certificate of Incorporation, and USCC's Amended and Restated Bylaws. No further action by any other stockholder of USCC is required under applicable law or the Agreement (or otherwise) in connection with the adoption of the Agreement and the Verizon Transaction. As a result, USCC is not soliciting your vote for the adoption of the Agreement and will not call a stockholders' meeting for purposes of voting on the adoption of the Agreement and the Verizon Transaction. **You do not need to do anything in response to this notice and the Information Statement, and we are not soliciting your consent or proxy for approval of the Agreement and the Verizon Transaction.**

The Verizon Transaction will become effective no earlier than the 40th calendar day after this notice is first made available to USCC's stockholders. The Information Statement is being distributed and made available on or about January 23, 2025, to stockholders of record as of the close of business (Eastern time) on October 17, 2024, the record date for this distribution, and is supplementally being mailed to all beneficial owners as of October 21, 2024.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, you are receiving this notice that the Information Statement is available on the internet. This communication presents only an overview of the Information Statement available to you on the internet. We encourage you to access and review all of the important information contained in the Information Statement.

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